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                                                                    Exhibit 99.1

IMMUNOGEN APPOINTS NEW CHIEF FINANCIAL OFFICER

    CAMBRIDGE, Mass., March 5 /PRNewswire/ -- ImmunoGen, Inc. (Nasdaq: IMGN) today announced the appointment of Gregg D. Beloff as Vice President and Chief Financial Officer. Mr. Beloff was most recently a Vice President in the Healthcare Investment Banking Group of Adams, Harkness & Hill, where he specialized in financial and advisory transactions for biotechnology and healthcare companies.

    "We are delighted to welcome Gregg to the executive management team at ImmunoGen," said Mitchel Sayare, Ph.D., Chairman and CEO of ImmunoGen, Inc. "Gregg's considerable experience with the biotechnology industry as well as his broad financial and business credentials will make him a valuable contributor to our future success."

    Prior to joining Adams, Harkness & Hill, Mr. Beloff was a corporate attorney with the law firm of Gaffin & Krattenmaker. He is a member of both the Massachusetts and Pennsylvania Bar Associations. Mr. Beloff received his Master of Business Administration from Carnegie Mellon University and his Juris Doctorate from University of Pittsburgh School of Law.

    ImmunoGen, Inc. develops innovative biopharmaceuticals, primarily for cancer treatment. The Company has created potent tumor-activated prodrugs, consisting of drugs coupled to monoclonal antibodies for delivery to and destruction of cancer cells. Its lead product, huC242-DM1/SB-408075 is in two Phase I/II clinical trials for colorectal, pancreatic and certain non-small-cell lung cancers. The Company has collaborative arrangements with GlaxoSmithKline, Genentech, British Biotech, Abgenix, MorphoSys, and Avalon.

    THIS PRESS RELEASE INCLUDES FORWARD-LOOKING STATEMENTS BASED ON MANAGEMENT'S CURRENT EXPECTATIONS. FACTORS THAT COULD CAUSE FUTURE RESULTS TO DIFFER MATERIALLY FROM SUCH EXPECTATIONS INCLUDE, BUT ARE NOT LIMITED TO: THE ABILITY TO SECURE FUTURE FUNDING; THE SUCCESS OF THE COMPANY'S RESEARCH STRATEGY; THE APPLICABILITY OF THE DISCOVERIES MADE THEREIN; THE DIFFICULTIES INHERENT IN THE DEVELOPMENT OF PHARMACEUTICALS, INCLUDING UNCERTAINTIES AS TO THE TIMING AND RESULTS OF PRECLINICAL STUDIES; DELAYED ACHIEVEMENTS OF MILESTONES; RELIANCE ON COLLABORATORS; UNCERTAINTY AS TO WHETHER THE COMPANY'S POTENTIAL PRODUCTS WILL SUCCEED IN ENTERING HUMAN CLINICAL TRIALS AND UNCERTAINTY AS TO THE RESULTS OF SUCH TRIALS; UNCERTAINTY AS TO WHETHER ADEQUATE REIMBURSEMENT FOR THESE PRODUCTS WILL EXIST FROM THE GOVERNMENT, PRIVATE HEALTHCARE INSURERS AND THIRD-PARTY PAYORS; AND THE UNCERTAINTIES AS TO THE EXTENT OF FUTURE GOVERNMENT REGULATION OF THE PHARMACEUTICAL BUSINESS.

     Contact:
     Mitchel Sayare, Ph.D.
     Chairman and CEO
     ImmunoGen, Inc.
     (617) 995-2500
     http://www.immunogen.com